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                                  EXHIBIT 21

                                 SUBSIDIARIES



Name                                          Jurisdiction of Incorporation
----                                          -----------------------------

Patterson Dental Supply, Inc.                           Minnesota

Direct Dental Supply Co.                                Nevada

Patterson Dental Canada, Inc.                           Canada


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